KOPPERS HOLDINGS INC.

Limited Power of Attorney

SECTION 16a FILINGS

Know all by these presents, that the undersigned hereby constitutes and appoints each of Stephanie L. Apostolou, Andrew T. Tillapaugh and Bradley A.

Pearce, signing singly, the undersigneds true and lawful attorney in fact to

1.
Execute for and on behalf of the undersigned, in the undersigneds capacity as an officer, director and or stockholder of Koppers Holdings Inc.

the Company, Forms 3, 4, and 5 and amendments thereto in accordance with

Section 16a of the Securities Exchange Act of 1934 and the rules thereunder;

2.
Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4,

or 5 or amendment thereto including, but not limited to, executing a Form ID and or Authentication Document, and timely file such forms or documents with the United States Securities and Exchange Commission the SEC and any stock exchange or similar authority; and

3.
Take any other action of any type whatsoever which, in the opinion of such attorney in fact, may be necessary or desirable in connection with the foregoing authority, it being understood that the documents executed by such attorney in fact on behalf of the undersigned pursuant to this Power of

Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve.

The undersigned hereby grants to each such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite,

necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney in facts substitute or substitutes,

shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys in fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigneds responsibilities to comply with Section 16 of the

Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigneds holdings of and transaction in securities of the Company,

unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact. This Power of Attorney may be filed with the SEC as a confirming statement of the authority granted herein.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 19th day of February, 2025.

Tushar A. Lovalekar

Print Name of Reporting Person or Entity

/s/ Tushar A. Lovalekar